Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Amendment No. 4 to the Registration Statement on Form S-1 of our report dated April 16, 2010, except for Note 12(c) for which the date is as of July 9, 2010, relating to the financial statements of Molycorp, LLC, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Phoenix, Arizona
July 29, 2010